EXHIBIT 21.1

                           Subsidiaries of Registrant

                              Cree Lighting Company
                                Cree Funding, LLC
                             Cree Technologies, Inc.
                             Cree Research FSC, Inc.

                        Real Color Displays, Incorporated
                     (Articles of Dissolution filed with the
               North Carolina Secretary of State on June 23, 2000)